Exhibit 24.1

STRATEGIC STORAGE TRUST IV, INC.

POWER OF ATTORNEY

The undersigned directors and officers of STRATEGIC STORAGE TRUST IV, INC. (the “Company”) hereby constitute and appoint H. Michael Schwartz, Michael S. McClure, Matt F. Lopez, and Nicholas M. Look, or any of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Company in connection with the Company’s Registration Statement on Form S-11 to be filed with the U.S. Securities and Exchange Commission, to sign any and all amendments, including any Post-Effective Amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Power of Attorney has been signed below, effective as of January 24, 2020, by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ H. Michael Schwartz H. Michael Schwartz	Chief Executive Officer and Director (Principal Executive Officer)	January 24, 2020

/s/ Matt F. Lopez Matt F. Lopez	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	January 24, 2020

/s/ Dean I. Ader Dean I. Ader	Independent Director	January 24, 2020

/s/ Alexander S. Vellandi Alexander S. Vellandi	Independent Director	January 24, 2020